CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jonathan S. Horwitz, Principal Executive Officer, and Jeffrey White, Principal Financial Officer of Putnam New York Tax Exempt Income Fund (the “Registrant”), each certify to the best of their knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
Putnam New York Tax Exempt	Putnam New York Tax Exempt
Income Fund	Income Fund

/s/ Jonathan S. Horwitz	/s/ Jeffrey White
Jonathan S. Horwitz	Jeffrey White
Date: July 28, 2025	Date: July 28, 2025

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.